Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Luckycom Pharmaceuticals Inc. (the “Company”) on Form 10-K for the year ended March 31, 2017 filed with the Securities and Exchange Commission (the “Report”), I, Kingrich Lee, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

Dated: June 27, 2017                                                            By:         /s/ Kingrich Lee
 Name:     Kingrich Lee
 Title:       Chief Executive Officer